UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement
The items referred to under Item 2.03 below are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation
On April 18, 2018, Minerals Technologies Inc., a Delaware corporation (the "Company"), entered into a Third Amendment (the "Amendment") to amend the credit agreement dated as of May 9, 2014 (as amended by the Refinancing Facility Agreement, dated as of June 23, 2015, and as further amended by the Refinancing Facility Agreement, dated as of February 14, 2017 (the "Credit Agreement")), among the Company, the borrowing subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the "Administrative Agent"), and the other agents party thereto (the Credit Agreement, as amended by the Amendment, the "Amended Credit Agreement").  The Credit Agreement provided for, among other things, a $788,000,000 senior secured floating rate term loan facility, a $300,000,000 senior secured fixed rate term loan facility and a $200,000,000 senior secured revolving credit facility (the "Existing Revolving Facility").
The Amendment provides for, among other things, a new senior secured revolving credit facility with aggregate commitments of $300,000,000 (the "Refinancing Revolving Facility").  The Refinancing Revolving Facility replaces the Existing Revolving Facility.  The maturity date for loans under the Refinancing Revolving Facility is April 18, 2023.
Loans under the Refinancing Revolving Facility will bear interest at a rate equal to, at the election of the Company, Adjusted LIBOR plus an applicable margin equal to 1.625% per annum or a base rate plus an applicable margin equal to 0.625% per annum, subject in each case to a decrease of (a) 12.5 basis points in the event that, and for so long as, the Net Leverage Ratio (as defined in the Amended Credit Agreement) is less than 2.00 to 1.00 and greater than or equal to 1.00 to 1.00 as of the last day of the preceding fiscal quarter and (b) 25 basis points in the event that, and for so long as, the Net Leverage Ratio is less than 1.00 to 1.00 as of the last day of the preceding fiscal quarter.  The Company will pay certain fees under the Credit Agreement, including (a) a commitment fee of 0.30% per annum on the undrawn portion of the Refinancing Revolving Facility (subject to step-downs to 0.25% and 0.20% at the same levels described above), (b) a fronting fee of 0.125% per annum on the average daily undrawn amount of, plus unreimbursed amounts in respect of disbursements under, letters of credit issued under the Refinancing Revolving Facility and (c) customary annual administration fees.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Third Amendment dated as of April 18, 2018, among Minerals Technologies Inc., certain subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.

Date: April 19, 2018	By:	/s/ Thomas J. Meek
Name: Thomas J. Meek
Title: Senior Vice President, General Counsel, Human Resources, Secretary and Chief Compliance Officer